SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 16, 1999


                            PHARMACIA & UPJOHN, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      1-11557                  98-0155411
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)

               95 Corporate Drive
             Bridgewater, New Jersey                              08807
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number,  including area code:          (888) 768-5501

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)







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ITEM 5.  Other Events.

         On August 16, 1999, Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), announced the rescission of its previously announced plan to repurchase up to $1 billion of the outstanding shares of the Company's common stock. Since November 1998, the Company repurchased under this plan approximately $215 million of the outstanding shares of its common stock.

         The Company has rescinded the remaining portion of the stock repurchase plan in order to satisfy the accounting rules necessary for the Company to use the pooling method of accounting in its pending merger with Sugen, Inc. The merger, which is subject to the approval of Sugen's shareholders at a meeting scheduled for August 31, 1999, is currently scheduled to close in the third quarter of 1999.

         A copy of the press release issued by the Company on August 16, 1999 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.


Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.
     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits

     99.1 Press Release of the Company, issued August 16, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PHARMACIA & UPJOHN, INC.


                                            By: /s/ Don W. Schmitz
                                               ---------------------------------
                                               Name:  Don W. Schmitz
                                               Title:  Vice President and
                                                       Secretary

Dated: August 17, 1999






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                                 EXHIBIT INDEX

Exhibit
  No.               Description
-------             -----------

99.1                Press Release of the Company, issued August 16, 1999